UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 15, 2017

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers

Appointment of Executive Vice President and Chief Investment Officer

On May 15, 2017, HCP, Inc., a Maryland corporation (“HCP”), announced that its Board of Directors (the “Board”) appointed Scott M. Brinker, 40, to serve as Executive Vice President and Chief Investment Officer, effective January 4, 2018.

Mr. Brinker most recently served as Chief Investment Officer at Welltower Inc. from July 2014 to January 2017. Prior to that, he served as Welltower’s Executive Vice President of Investments from January 2012 to July 2014. From July 2001 to January 2012, he served in various investment and portfolio management related capacities with Welltower.

The material terms of Mr. Brinker’s compensation following his commencement of employment with HCP are summarized as follows:

•	Base Salary and Bonus. Mr. Brinker will receive an annual base salary of $650,000, subject to annual review. He will also be eligible for an annual bonus with a target amount of $1,100,000. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”), based on the achievement of the same performance targets and other terms and conditions applicable to other senior executives generally under HCP’s annual short-term incentive plan.

•	One-Time Equity Award. In connection with his hiring, Mr. Brinker will receive a one-time grant of restricted stock units shortly after his commencement of employment with HCP with an aggregate grant date fair value of $5,000,000 (the “Initial Equity Award”). The Initial Equity Award will vest over six years, with $1,000,000 vesting per year beginning on the second anniversary following the grant date, based on Mr. Brinker’s continuing employment on the applicable vesting date.

•	Long-Term Equity Award Target. Mr. Brinker will be eligible for an annual equity award with a target aggregate grant date fair value of $1,750,000 (the “Annual Equity Award”). The Annual Equity Award will be subject to approval by the Compensation Committee, with the same vesting criteria and other terms and conditions applicable to other senior executives generally under HCP’s annual long-term incentive plan, as determined by the Compensation Committee.

•	Severance Terms. Mr. Brinker will be eligible to participate in both HCP’s Executive Severance Plan (“Severance Plan”) and HCP’s Executive Change in Control Severance Plan (“CIC Plan”). The material terms of the Severance Plan are described under Part II, Item 5 (Other Information) in HCP’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 9, 2016, and are incorporated herein by reference. The material terms of the CIC Plan are described under the heading “Change in Control Severance Plan” in HCP’s 2016 Proxy Statement, filed with the SEC on March 17, 2016, and under Part II, Item 5 (Other Information) in HCP’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2016, as applicable, and are incorporated herein by reference.

•	Other Benefits. Mr. Brinker will be eligible to participate in the health, welfare and other benefits plans and arrangements as generally made available to HCP’s other executive vice presidents. HCP will also reimburse him for up to $150,000 of relocation and travel expenses. If he voluntarily terminates his employment within 12 months of his start date, he will be required to reimburse HCP for any relocation and travel reimbursement paid to him.

There are no family relationships involving Mr. Brinker that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

(e)	Compensatory Arrangements of Certain Officers

On May 15, 2017, HCP made a one-time grant of restricted stock units to Peter A. Scott, HCP’s Executive Vice President and Chief Financial Officer, with an aggregate grant date fair value of approximately $2,500,000 (the “Retentive Equity Award”). The Retentive Equity Award will vest over six years, with $500,000 vesting per year beginning on the second anniversary following the grant date, based on Mr. Scott’s continuing employment on the applicable vesting date.

Item 7.01	Regulation FD Disclosure.

On May 15, 2017, HCP issued a press release announcing Mr. Brinker’s appointment as Executive Vice President and Chief Investment Officer, as noted in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	HCP, Inc. (Registrant)

	By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.	Description

99.1	Press Release dated May 15, 2017.

5